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M A C K - C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (908) 272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908) 272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

        CRANFORD, NEW JERSEY—August 7, 2003—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2003.

        Highlights of the quarter include:

  •
  Reported FFO per diluted share (after adjustment for straight-lining of rents) of $0.92.

  •
  Reported FFO per diluted share (using Company's revised definition: without adjustment for straight-lining of rents) of $0.98.

  •
  Reported net income per diluted share of $0.58.

  •
  Issued $100 million in new senior unsecured notes.

  •
  Sold California joint venture office property for $52.5 million.

  •
  Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

        Funds from operations (FFO), after adjustment for straight-lining of rents, for the quarter ended June 30, 2003 amounted to $66.5 million, or $0.92 per share, versus $72.1 million, or $1.00 per share, for the quarter ended June 30, 2002. For the six months ended June 30, 2003, FFO, after adjustment for straight-lining of rents, amounted to $132.1 million, or $1.84 per share, versus $138.0 million, or $1.92 per share, for the same period last year.

        Effective with this release of second quarter results, in order to best report FFO in accordance with the Securities and Exchange Commission's recent guidance in respect of Regulation G concerning non-GAAP financial measures and to disclose FFO on a comparable basis with the vast majority of other companies in the industry, Mack-Cali is revising its definition of FFO to adhere to the National Association of Real Estate Investment Trust's (NAREIT) definition of FFO by including the effect of income arising from the straight-lining of rents, as follows:

        FFO for the quarter ended June 30, 2003 amounted to $70.7 million, or $0.98 per share, versus $73.3 million, or $1.02 per share, for the quarter ended June 30, 2002. For the six months ended June 30, 2003, FFO amounted to $139.7 million, or $1.95 per share, versus $140.9 million, or $1.97 per share, for the same period last year.

        The effect of the change to FFO as compared to amounts calculated under the Company's old FFO definition is an increase of $4.2 million, or $0.06 per share, and $1.2 million, or $0.02 per share, for the quarter ended June 30, 2003 and 2002, respectively, and an increase of $7.6 million, or $0.11 per share, and $2.9 million, or $0.04 per share, respectively, for the six months ended June 30, 2003 and 2002.

        The Company is also reflecting this change retroactively to the earliest periods being reported. Accordingly, FFO per diluted share will increase as follows:

	FFO As Previously Reported	Effect of Change	Revised Company FFO Definition
2003:
Q1	$0.92	$0.05	$0.97
2002:
Q1	$0.92	$0.03	$0.95
Q2	$1.00	$0.02	$1.02
Q3	$0.98	$0.03	$1.01
Q4	$0.89	$0.06	$0.95

Total 2002	$3.79	$0.14	$3.93

        Since, in accordance with generally accepted accounting principles (GAAP), the effect of straight-lining of rents has always been included in reported net income, this change will not have an impact on net income or earnings per share. For further discussion, see "Information About FFO" in this release.

        Net income available to common shareholders for the second quarter 2003 equaled $33.6 million, or $0.58 per share, versus $35.0 million, or $0.61 per share, for the same quarter last year, a per share decrease of 4.9 percent. For the six months ended June 30, 2003, net income available to common shareholders equaled $63.6 million, or $1.10 per share, versus $75.7 million, or $1.31 per share, for the same period last year, a decrease of 16.0 percent on a per share basis.

        Total revenues for the second quarter 2003 increased 3.2 percent to $145.6 million as compared to $141.1 million for the same quarter last year. For the six months ended June 30, 2003, total revenues amounted to $293.9 million, an increase of 3.5 percent over total revenues of $283.9 million for the same period last year.

        All per share amounts presented above are on a diluted basis; basic earnings per share is included in the financial tables accompanying this press release.

        The Company had 58,011,329 shares of common stock, 25,000 shares of cumulative redeemable perpetual preferred stock, 7,800,497 common operating partnership units and 215,456 $1,000-face-value preferred operating partnership units outstanding as of quarter end.

        The outstanding preferred units are convertible into 6,218,066 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 72,029,892 shares/common units outstanding at June 30, 2003.

        As of June 30, 2003, the Company had total indebtedness of approximately $1.7 billion, with a weighted average annual interest rate of 6.82 percent. Mack-Cali had a total market capitalization of $4.4 billion and a debt-to-undepreciated assets ratio of 40.3 percent at June 30, 2003. The Company had an interest coverage ratio of 3.46 times for the quarter ended June 30, 2003.

        Mitchell E. Hersh, chief executive officer, commented, "In what is still a very challenging economy, we're pleased to report another quarter of healthy leasing activity, strong occupancies, and sound financial performance."

        The following is a summary of the Company's recent activity:

PROPERTY SALES

        In April, Stadium Gateway, a 273,194 square-foot class A office building in Anaheim, California, was sold for approximately $52.5 million. A joint venture of the Company and Highridge Partners held a 65 percent interest in the property.

FINANCING ACTIVITY

        In June, the Company issued $100 million face amount of 4.60 percent senior unsecured notes due June 15, 2013. The total proceeds from the issuance (net of selling commissions and discount) of approximately $99.1 million were used primarily to repay $62.8 million of mortgage debt at a discount of $1.7 million (recorded as a reduction in loss on early retirement of debt, net), and to reduce outstanding borrowings under the Company's revolving credit facility. The Company also recorded $1.5 million in loss on early retirement of debt, net, for the write-off of the unamortized balance of an interest rate contract in conjunction with the repayment of mortgage debt.

        Also in June, the Company repurchased $45.3 million face amount of existing 7.18 percent senior unsecured notes due December 31, 2003, for $46.7 million from Teachers Insurance and Annuity Association (TIAA). The repurchase fully retired the 7.18 percent senior unsecured notes which were due December 31, 2003. The Company recorded $1.4 million in loss on early retirement of debt, net, for costs incurred in connection with the notes repurchase.

        In June, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the second quarter 2003, which was paid on July 21, 2003 to shareholders of record as of July 3, 2003. The Board of Directors also declared a cash dividend of $0.6722 per depositary share, each representing 1/100th of a share of 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share) for the period March 14, 2003 through July 14, 2003. The preferred stock dividend was paid on July 15, 2003 to shareholders of record as of July 3, 2003.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 92.2 percent leased at June 30, 2003, compared to 92.4 percent leased at March 31, 2003.

        For the quarter ended June 30, 2003, the Company executed 170 leases totaling 973,357 square feet, consisting of 784,660 square feet of office space, 182,807 square feet of office/flex space and 5,890 square feet of industrial/warehouse space. Of these totals, 389,809 square feet were for new leases and 583,548 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions include:

  •
  Fremont Investment & Loan, a financial services company, signed a new lease for 25,592 square feet with a term of 10 years at 555 Taxter Road in Elmsford, New York. The 170,554 square-foot class A office property, located at Taxter Corporate Park, is 99.7 percent leased.

  •
  McMahan Securities Co., LP, a financial services firm, signed a renewal and expansion lease for a total of 23,866 square feet at 500 West Putnam Avenue in Greenwich, Connecticut. The transaction represents an expansion of 4,446 square feet for five years and an extension of 19,420 square feet for 18 months. The 121,250 square-foot class A office building is 97.6 percent leased.

  •
  J.B. Hanauer & Company, a fixed-income investment firm, renewed its lease of 49,000 square feet at 4 Gatehall Drive in Parsippany, New Jersey for 10 years. The 248,240 square-foot, 86.2 percent-leased class A office property is part of the Mack-Cali Business Campus.

  •
  Bressler, Amery & Ross, P.C., a law firm, leased a total of 49,957 square feet for 10 years, consisting of a 40,031 square-foot renewal and a 9,926 square-foot expansion, at 325 Columbia Turnpike in Florham Park, New Jersey. The 168,144 square-foot class A office building is 100 percent leased.

  •
  The Henkel Corporation, an international consumer and industrial products manufacturer, signed a five-year, 37,563 square-foot renewal and expansion lease for its North American headquarters at the Triad Building at 2200 Renaissance Boulevard in King of Prussia,

    Pennsylvania. The lease represents an expansion of 3,076 square feet. The Triad Building, a 174,124 square-foot class A office property, is 88.7 percent leased.

  •
  First Tennessee Bank NA, a division of First Tennessee National Corp., signed a 10-year renewal for the entire 72,610 square-foot class A office building located at 9359 East Nichols Avenue in Englewood, Colorado.

  •
  McKesson Information Solutions, LLC, a provider of supply management and healthcare products and services, renewed its lease for the entire 69,145 square-foot office building located at 285 Century Place in Louisville, Colorado for five years.

  •
  Century Business Services, Inc., a corporate accounting, benefits and technology consulting firm, signed a new 10-year lease for 28,178 square feet at 8181 East Tufts Avenue in Denver, Colorado. The 185,254 square-foot, class A office building is 89.7 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the second quarter 2003 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows:

        http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.03.pdf.

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the third quarter and full year 2003, as follows:

	Third Quarter 2003 Range	Full Year 2003 Range
Net income available to common shareholders	$0.51–$0.52	$2.08–$2.12
Add: Real estate-related depreciation and amortization	0.42–0.43	1.72–1.78
Deduct: Discontinued Operations realized (gains) losses and unrealized losses, (net of minority interest), net	—	(0.02)
Equity in earnings from gain on sale	—	(0.03)
Funds from operations	$0.93–$0.95	$3.75–$3.85
Straight-line rent adj. (included in FFO above)	$0.05–$0.07	$0.22–$0.24

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.

        An earnings conference call with management is scheduled for today, August 7, 2003, at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

        http://www.corporate-ir.net/ireye/ir  site.zhtml?ticker=CLI&script=1010&item  id=764687

        The live conference call is also accessible by calling (312)461-0745 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on August 7, 2003 through August 14, 2003. A replay of the call will also be accessible during the same time period by calling (719)457-0820 and using the pass code 598431.

        Copies of Mack-Cali's Form 10-Q and Supplemental Operating and Financial Data for the second quarter 2003 are available on Mack-Cali's website, as follows:

        Second Quarter 2003 Form 10-Q:

        http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.10q.03.pdf

Second Quarter 2003 Supplemental Operating and Financial Data:

        http://www.mack-cali.com/graphics/shareholders/pdfs/2nd.quarter.sp.03.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Dept.
11 Commerce Drive, Cranford, NJ 07016-3501
(908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

        The Company considers FFO a relevant measure of REIT financial performance which the financial community desires REITs to provide. FFO is defined as net income (loss) before minority interest of unitholders (preferred and common) computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains or losses from extraordinary items and sales of depreciable rental property, plus real estate-related depreciation and amortization. FFO should not be considered as an alternative for net income as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO is comparable to the FFO of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income to FFO is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 263 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 28.9 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Estimates of future FFO and net income per share are by definition and certain other matters discussed in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws, including Section 21E of the Securities Exchange Act of 1934. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, without limitation, the Company's future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, it can give no assurance that its expectations will be achieved. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward- looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Among the risks, trends and uncertainties are changes in the general economic conditions, including those affecting industries in which the Company's principal tenants compete; any failure of the general economy to recover timely from the current economic downturn; the extent of any tenant bankruptcies; the Company's ability to lease or re-lease space at current or anticipated rents; changes in the supply of and demand for office, office/flex and industrial/warehouse properties; changes in interest rate levels; changes in operating costs; the Company's ability to obtain adequate insurance, including coverage for terrorist acts; the availability of financing; and other risks associated with the development and acquisition of properties, including risks that the development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors which could impact the Company and the statements contained herein, reference should be made to the Company's filings with the Securities and Exchange Commission including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Quarter Ended June 30,
	2003	2002
Base rents	$127,841	$121,764
Escalations and recoveries from tenants	14,191	14,394
Parking and other	3,292	4,531
Interest income	265	446
Total revenues	145,589	141,135
Real estate taxes	16,133	15,319
Utilities	9,541	9,257
Operating services	18,042	16,428
General and administrative	6,914	7,893
Depreciation and amortization	29,354	27,520
Interest expense	28,722	25,596
Loss on early retirement of debt, net	970	—
Total expenses	109,676	102,013
Income from continuing operations before minority interest and equity in earnings	35,913	39,122
Minority interest in Operating Partnership	(7,658)	(8,152)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	6,005	8,234
Income from continuing operations	34,260	39,204
Discontinued operations (net of minority interest):
Income from discontinued operations	—	86
Total discontinued operations, net	—	86
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	(4,251)
Net income	34,260	35,039
Preferred stock dividends	(672)	—
Net income available to common shareholders	$33,588	$35,039
PER SHARE DATA:
Basic earnings per share	$0.58	$0.61
Diluted earnings per share	$0.58	$0.61
Dividends declared per common share	$0.63	$0.62
Basic weighted average shares outstanding	57,529	57,241
Diluted weighted average shares outstanding	65,761	65,606

Mack-Cali Realty Corporation

Statements of Funds from Operations (Revised Company Definition)

(in thousands, except per share/unit amounts)
(unaudited)

	Quarter Ended June 30,
	2003	2002
Net income available to common shareholders	$33,588	$35,039
Add: Minority interest in Operating Partnership	7,658	8,152
Minority interest in equity in earnings of unconsolidated joint ventures	814	1,140
Minority interest in income from discontinued operations	—	12
Real estate-related depreciation and amortization on continuing operations(1)	31,047	27,538
Real estate-related depreciation and amortization on discontinued operations	—	2
Add (Deduct): Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	4,968
Equity in earnings from gain on sale	(2,427)	(3,506)
Funds from operations(3)	$70,680	$73,345
Diluted weighted average shares/units outstanding(4)	71,980	71,940
Funds from operations per share/unit—diluted	$0.98	$1.02
Dividends declared per common share	$0.63	$0.62
Dividend payout ratio:
Funds from operations—diluted	64.16%	60.81%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,605	$1,947
Tenant improvements and leasing commissions	$10,187	$8,969
Straight-line rent adjustments(5)	$4,179	$1,210

(1)
Includes the Company's share from unconsolidated joint ventures of $1,901 and $239 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $717 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,021 shares in 2003 and 14,261 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(5)
Includes the Company's share from unconsolidated joint ventures of $949 and $94 for 2003 and 2002, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(Revised Company Definition)

(Amounts are per diluted share, except share count in thousands)
(unaudited)

	Quarter Ended June 30,
	2003	2002
Net income available to common shareholders	$0.58	$0.61
Add: Real estate-related depreciation and amortization on continuing operations(1)	0.43	0.38
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	0.07
Equity in earnings from gain on sale	(0.03)	(0.05)
Rounding adjustment	—	0.01
Funds from operations(3)	$0.98	$1.02
Diluted weighted average shares/units outstanding(4)	71,980	71,940

(1)
Includes the Company's share from unconsolidated joint ventures of $0.03 and $—for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $0.01 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,021 shares in 2003 and 14,261 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2003	2002
Base rents	$254,089	$247,920
Escalations and recoveries from tenants	30,024	27,586
Parking and other	9,154	7,592
Interest income	591	784
Total revenues	293,858	283,882
Real estate taxes	32,046	30,604
Utilities	20,437	19,333
Operating services	38,365	32,537
General and administrative	13,672	14,594
Depreciation and amortization	58,555	51,472
Interest expense	58,233	51,955
Loss on early retirement of debt, net	2,372	—
Total expenses	223,680	200,495
Income from continuing operations before minority interest and equity in earnings	70,178	83,387
Minority interest in Operating Partnership	(15,227)	(17,046)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	8,099	7,089
Income from continuing operations	63,050	73,430
Discontinued operations (net of minority interest):
Income from discontinued operations	26	249
Realized gain on disposition of rental property	1,165	—
Total discontinued operations, net	1,191	249
Realized gains (losses) and unrealized losses on disposition of rental property (net of minority interest), net	—	1,975
Net income	64,241	75,654
Preferred stock dividends	(672)	—
Net income available to common shareholders	$63,569	$75,654
PER SHARE DATA:
Basic earnings per share	$1.11	$1.33
Diluted earnings per share	$1.10	$1.31
Dividends declared per common share	$1.26	$1.24
Basic weighted average shares outstanding	57,379	57,021
Diluted weighted average shares outstanding	65,454	71,702

Mack-Cali Realty Corporation

Statements of Funds from Operations (Revised Company Definition)

(in thousands, except per share/unit amounts)
(unaudited)

	Six Months Ended June 30,
	2003	2002
Net income available to common shareholders	$63,569	$75,654
Add: Minority interest in Operating Partnership	15,227	17,046
Minority interest in equity in earnings of unconsolidated joint ventures	1,100	980
Minority interest in income from discontinued operations	4	35
Real estate-related depreciation and amortization on continuing operations (1)	63,288	51,986
Real estate-related depreciation and amortization on discontinued operations	56	3
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	(1,258)
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(1,165)	—
Equity in earnings from gain on sale	(2,427)	(3,506)
Funds from operations(3)	$139,652	$140,940
Diluted weighted average shares/units outstanding(4)	71,679	71,702
Funds from operations per share/unit—diluted	$1.95	$1.97
Dividends declared per common share	$1.26	$1.24
Dividend payout ratio:
Funds from operations—diluted	64.67%	63.08%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,602	$2,265
Tenant improvements and leasing commissions	$19,146	$17,535
Straight-line rent adjustment(5)	$7,589	$2,923

(1)
Includes the Company's share from unconsolidated joint ventures of $5,071 and $953 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $717 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (14,032 shares in 2003 and 14,286 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(5)
Includes the Company's share from unconsolidated joint ventures of $1,953 and $(953) for 2003 and 2002, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share (Revised Company Definition)

(Amounts are per diluted share, except share count in thousands)
(unaudited)

	Six Months Ended June 30,
	2003	2002
Net income available to common shareholders	$1.10	$1.31
Add: Real estate related depreciation and amortization on continuing operations(1)	0.89	0.73
Deduct: Realized (gains) losses and unrealized losses on disposition of rental property (net of minority interest), net(2)	—	(0.02)
Discontinued operations—realized (gains) losses and unrealized losses (net of minority interest), net	(0.02)	—
Equity in earnings from gain on sale	(0.03)	(0.05)
Rounding adjustment	0.01	—
Funds from operations(3)	$1.95	$1.97
Diluted weighted average shares/units outstanding(4)	71,679	71,702

(1)
Includes the Company's share from unconsolidated joint ventures of $0.07 and $0.01 for 2003 and 2002, respectively.

(2)
Net of gain on sale of land of $0.01 in 2002.

(3)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition, as published in October 1999. For further discussion, see "Information About FFO" in this release.

(4)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (14,032 shares in 2003 and 14,286 shares in 2002), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2003	December 31, 2002
	(unaudited)
ASSETS:
Rental property
Land and leasehold interests	$545,838	$544,176
Buildings and improvements	3,165,161	3,141,003
Tenant improvements	178,702	164,945
Furniture, fixtures and equipment	7,626	7,533
	3,897,327	3,857,657
Less-accumulated deprec. & amort.	(495,071)	(445,569)
Net investment in rental property	3,402,256	3,412,088
Cash and cash equivalents	8,585	1,167
Investments in unconsolidated joint
ventures, net	178,601	176,797
Unbilled rents receivable, net	70,253	64,759
Deferred charges and other assets, net	123,778	127,551
Restricted cash	8,115	7,777
Accounts receivable, net	3,285	6,290
Total assets	$3,794,873	$3,796,429
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,127,300	$1,097,346
Revolving credit facilities	95,000	73,000
Mortgages and loans payable	505,335	582,026
Dividends and distributions payable	46,081	45,067
Accounts payable and accrued expenses	48,520	50,774
Rents received in advance and
security deposits	34,542	39,038
Accrued interest payable	24,946	24,948
Total liabilities	1,881,724	1,912,199
Minority interest in Operating Partnership	428,045	430,036
Commitments and contingencies Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and no shares outstanding, at liquidation preference	25,000	—
Common stock, $0.01 par value, 190,000,000 shares authorized, 58,011,329 and 57,318,478 shares outstanding	580	573
Additional paid-in capital	1,546,701	1,525,479
Dividends in excess of net earnings	(78,276)	(68,966)
Unamortized stock compensation	(8,901)	(2,892)
Total stockholders' equity	1,485,104	1,454,194
Total liabilities and stockholders' equity	$3,794,873	$3,796,429

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MACK-CALI REALTY CORPORATION ANNOUNCES SECOND QUARTER RESULTS
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Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (Revised Company Definition) (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (Revised Company Definition) (Amounts are per diluted share, except share count in thousands) (unaudited)
Mack-Cali Realty Corporation Consolidated Statements of Operations (in thousands, except per share amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations (Revised Company Definition) (in thousands, except per share/unit amounts) (unaudited)
Mack-Cali Realty Corporation Statements of Funds from Operations Per Diluted Share (Revised Company Definition) (Amounts are per diluted share, except share count in thousands) (unaudited)
Mack-Cali Realty Corporation Consolidated Balance Sheets (in thousands, except share amounts)